Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	Damon Wright
Sr. Director, Investor Relations
Epicor Software Corporation
949/585-4509
dswright@epicor.com

Thomas Kelly Named President and CEO of Epicor® Software

George Klaus Continues as Executive Chairman

IRVINE, Calif., February 19, 2008 — Epicor Software Corporation (NASDAQ: EPIC), a leading provider of enterprise business software solutions for the midmarket and divisions of Global 1000 companies, announced today that its board of directors has named software and technology industry leader Thomas Kelly as the Company’s President and Chief Executive Officer. The appointment is the result of Epicor’s on-going succession planning process and is effective immediately. Kelly is a current member of Epicor’s board of directors and will remain on the board in connection with his new role. Kelly, who brings more than 25 years of executive leadership and an extensive background that spans sales, services, finance and operations in both private and public companies, succeeds George Klaus, who will continue serving as Executive Chairman of the Board and will devote his time to helping ensure a smooth transition of leadership responsibilities.

“All areas of Epicor’s business are performing exceptionally well, and the board sought a CEO with the experience and credentials to sustain and build on our momentum,” said Klaus. “Since joining Epicor’s board of directors in 2000, Tom has been an influential force within the Company and today’s announcement is the culmination of a carefully architected succession plan. Tom brings significant expertise in technology innovation, application software and its on-demand model. As an Epicor board member, Tom has been actively involved with many aspects of Epicor’s business from sales and marketing to technology and product strategy. Tom’s executive leadership tenure in the technology industry makes him extremely well suited to take the stewardship of our expanding base of 20,000 committed customers, our more than 3,000 employees, our strong, growing partner ecosystem and our shareholders. He is, in the unanimous judgment of our board, the ideal person to lead Epicor as the Company enters its next phase of growth, profitability and market leadership.”

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Kelly Named President and CEO

“It is an honor to take the reins of this great company from one of the industry’s true visionaries,” said Kelly. “In just over ten years, George has guided Epicor from a $30 million financial software company, to a leading global enterprise applications and services company that will exceed half a billion dollars in annual revenues, while generating significant profitability.

“I am extremely excited about the opportunity to build on the momentum that George has created and to ensure that Epicor extends its market leadership and industry leading growth by continuing to deliver innovative products, technology and services,” continued Kelly. “The combination of my industry experience, along with the excellent working relationship I have developed over the past seven years with George, the board and Epicor’s senior executives has prepared me well for this step. We will continue to strive to deliver profitable growth through both innovation and consistent execution that is focused on our customers and the markets we serve. The success we have achieved by being at the forefront of delivering a comprehensive suite of enterprise applications based on Web services and service-oriented architecture (SOA) will now be accelerated by our next wave of applications and new services that can deliver broader access to information and increase productivity by leveraging on-demand, Web 2.0 and expanded collaborative capabilities for regional and global enterprises from manufacturing to retail.”

The Company also announced that Mark Duffell, Epicor’s President and Chief Operating Officer, will be leaving to pursue other opportunities outside of Epicor. Duffell has committed to remain with the Company through March 31, 2008 to support the transition of his responsibilities and to support the initial integration activities associated with Epicor’s recent acquisition of NSB Retail Systems.

“Mark is a close personal friend and has been a great contributor to Epicor for the past 12 years,” commented Klaus. “His dedication and contributions to Epicor’s organic and acquired growth has been critical to our success. We appreciate his commitment to oversee the integration of NSB as part of our expanded retail strategy and we wish him well in his future endeavors.”

Kelly, 55, has been a director of Epicor since January 2000 and chairman of the Audit Committee since 2003, and since May 2005 has served as Chairman and CEO of MontaVista Software, the leading provider of Linux operating systems and tools for electronic systems and devices. From September 2004 through December 2005, he was associated with Trident Capital and Morgan Stanley Ventures, private venture capital firms, as an Entrepreneur in

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Kelly Named President and CEO

Residence. During the period from March through September 2005, Kelly also held the title of Chief Executive Officer and member of the Board of Directors of Transware Limited (a portfolio company of Trident).

Between 1998 and 2004, Kelly served as Chairman and Chief Executive Officer for Blaze Software (NASDAQ:BLZE), a worldwide provider of rules-based e-business software, where he helped take the company public on the Nasdaq exchange and subsequently led its sale to Brokat International AG of Germany; and BlueStar Solutions, Inc. (formerly eOnlineInc), an information technology outsourcer with a primary focus on ERP application management services, which was acquired by Affiliated Computer Services in August 2004.

Prior to his roles with Blaze and BlueStar, Kelly served as a senior executive officer with significant strategic oversight for several high tech publicly-traded companies, including: Cirrus Logic, a $1 billion semiconductor company, where Kelly was Chief Operating Officer, and previously Chief Financial Officer, with responsibilities for sales and all product divisions; Frame Technology Corp., where Kelly was Executive Vice President and Chief Financial Officer; and Cadence Design Systems, a $1.3 billion software company, where he served as Senior Vice President and Chief Financial Officer.

Kelly holds a B.S. degree in economics from Santa Clara University. He is actively involved in various community organizations and serves on the Board of Regents for Santa Clara University, as well as the Board of FEI Company (NASDAQ: FEIC). Kelly will continue to serve on the Board of MontaVista Software as its Chairman.

About Epicor Software Corporation

Epicor is a global leader dedicated to providing integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM) and professional services automation (PSA) software solutions to the midmarket and divisions of Global 1000 companies. Founded in 1984, Epicor serves over 20,000 customers in more than 140 countries, providing solutions in over 30 languages. Employing innovative service-oriented architecture (SOA) and Web services technology, Epicor delivers end-to-end, industry-specific solutions for manufacturing, distribution, retail, hospitality and services that enable companies to drive increased efficiency, improve performance and build competitive advantage. Epicor solutions provide the scalability and flexibility to meet today’s business challenges, while empowering enterprises for even greater success tomorrow. Epicor offers a comprehensive range of services with its solutions, providing a single point of accountability to promote rapid

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Kelly Named President and CEO

return on investment and low total cost of ownership. Epicor’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

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Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Safe Harbor Statement

Statements contained in this press release that do not relate to historical facts may be viewed as “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause actual events, and/or the actual performance, financial condition or results of operations of Epicor to be materially different from the actual events, and/or future performance, financial condition or results of operations, implied by such forward-looking statements. Further information regarding some of these risks, uncertainties and other factors is included in the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and such other documents that Company may file with the SEC from time to time.